SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Exhibit 25.1
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b) (2)

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1999 Avenue of the Stars
26th Floor
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)
Robert M. Macallister
Vice President and Assistant General Counsel
J. P. Morgan Trust Company, National Association
c/o 1 Chase Manhattan Plaza, 25th Floor
New York, New York 10081
Tel: (212) 552-1716
(Name, address and telephone number of agent for service)

BAXTER FINCO B.V.
BAXTER INTERNATIONAL, INC.
(Exact name of obligor as specified in its charter)

The Netherlands	N/A
Delaware	36-0781620
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

Kobaltweg 49
3542 CE Utrecht, The Netherlands

One Baxter Parkway
Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)
Debt Securities
(Title of the indenture securities)

Item 1. General Information.
Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C. Board of Governors of the Federal Reserve System, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
Item 2. Affiliations with Obligor.
If the Obligor is an affiliate of the trustee, describe each such affiliation.
None.
No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.
Item 16. List of Exhibits.
List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.	Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 10th day of April, 2006.

J. P. Morgan Trust Company, National Association

By:	/s/ George N. Reaves George N. Reaves
Authorized Officer

EXHIBIT 6
THE CONSENT OF THE TRUSTEE REQUIRED
BY SECTION 321(b) OF THE ACT
April 10, 2006
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
In connection with the qualification of an indenture between Baxter International, Inc. and J.P. Morgan Trust Company, National Association, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours, J.P. Morgan Trust Company, National Association
By:	/s/ George N. Reaves

George N. Reaves Vice President

Exhibit 7.
Report of Condition of the Trustee
31-Dec-05

($000)
Assets

Cash and Due From Banks	25,733

Securities	215,596

Loans and Leases	135,923
Premises and Fixed Assets	6,802

Intangible Assets	349,515

Goodwill	202,094

Other Assets	47,157

Total Assets	982,820

Liabilities

Deposits	96,108

Other Liabilities	54,523

Total Liabilities	150,631

Equity Capital
Common Stock	600

Surplus	701,587

Retained Earnings	130,002

Total Equity Capital	832,189

Total Liabilities and Equity Capital	982,820

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